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                                    FORM 8-A



                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



                                 INDEX, INC.
           (Exact name of registrant as specified in its charter)


              TEXAS                                       76-0509661
(State of incorporation or organization)    (I.R.S. Employer Identification No.)



      580 WESTLAKE PARK BOULEVARD
               SUITE 1100
             HOUSTON, TEXAS                                    77079
(Address of principal executive offices)                     (Zip Code)


       Securities to be registered pursuant to Section 12(b) of the Act:


   Title of each class                            Name of each exchange on which
   to be so registered                            each class is to be registered

                                     NONE.

       If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

       If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, $.01 PAR VALUE
                                (Title of Class)
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ITEM 1.       DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

              The securities to be registered are the shares of the Registrant's Common Stock, $.01 par value (the "Common Stock"). A description of the Common Stock is set forth under the caption "Description of Company Capital Stock" in the preliminary proxy statement/prospectus, subject to completion, dated September 30, 1996, which constitutes a part of the Registrant's Registration Statement on Form S-4 (Reg. No. 333-10021) (the "Registration Statement") under the Securities Act of 1933, which description is incorporated herein by reference. Such description will be included in a form of proxy statement/prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, which proxy statement/prospectus shall be deemed to be incorporated herein by reference.

ITEM 2.       EXHIBITS.

              4.1 Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit No. 3.1 to the Registrant's Registration Statement).

              4.2 Bylaws of the Registrant (incorporated by reference to Exhibit No. 3.2 to the Registrant's Registration Statement).

              4.3 Form of Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to the Registrant's Registration Statement).





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                                   SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                         INDEX, INC.



                                         By:    /s/ GARY A. ALLCORN
                                            -----------------------------------
                                                        Gary A. Allcorn
                                                Senior Vice President/Finance




Dated:  October 9, 1996.





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